Exhibit 1.1

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

[•] American Depositary Shares
Representing
[•] Ordinary Shares
(par value US$0.001 per share)

Underwriting Agreement

[•], 2019

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Haitong International Securities Company Limited

22/F, Li Po Chun Chambers

189 Des Voeux Road

Central, Hong Kong

Prime Number Capital, LLC

14 Myrtle Drive

Great Neck, New York 11021

As Representatives of the several Underwriters listed in Schedule A hereto

Ladies and Gentlemen:

Aesthetic Medical International Holdings Group Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [•] American Depositary Shares (“ADSs”) representing [•] ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”).  The [•] ADSs to be sold by the Company are called the “Firm ADSs.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional [•] ADSs.  The additional [•] ADSs to be sold by the Company pursuant to such option are collectively called the “Option ADSs.”  The Firm ADSs and, if and to the extent such option is exercised, the Option ADSs, are collectively called the “Offered ADSs.”  Cantor Fitzgerald & Co. (“Cantor”), Haitong International Securities Company Limited (“Haitong”) and Prime Number Capital, LLC (“PNC”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered ADSs.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], 2019, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-234022).  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Ordinary Shares represented by the Offered ADSs is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus dated October 15, 2019 describing the Ordinary Shares represented by the Offered ADSs and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Ordinary Shares represented by the Offered ADSs and the offering thereof and is used prior to the filing of the Prospectus (as defined below) is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the prospectus in the form first used by the Underwriters to confirm sales of the Offered ADSs or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  The Company has prepared and filed a registration statement on Form F-6 relating to the ADSs with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-39088) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

As used herein, the “Applicable Time” is [•][p.m.] (New York time) on [•], 2019.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).  As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered ADSs; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered ADSs; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule D attached hereto.

All references in this agreement (the “Agreement”) to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered ADSs as contemplated by Section 3(n).

[The Representatives have agreed to reserve up to [•] Offered ADSs to be purchased by the Representatives under this Agreement,  for sale to certain entities or persons identified by the Company (collectively, “Participants”). The ADSs to be sold to the Participants are referred to hereinafter as the “Directed ADSs”. Any Directed ADSs not orally confirmed for purchase by any Participant on the business day on which this Agreement is executed shall be offered to the public by the Underwriters.]

The Company hereby confirms its agreements with the Underwriters as follows:

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

(a)                                 Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  Each of the ADS Registration Statement and the Exchange Act Registration Statement has become effective as provided in the Securities Act and Section 12 of the Exchange Act, respectively.

(b)                                 Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs.  Each of the Registration Statement and the ADS Registration Statement, and any post-effective amendment thereto, at the time it became or becomes effective, complies in all material respects with the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and at the First Closing Date (as defined in Section 2) and each Option Closing Date (as defined in Section 2), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement and the ADS Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b).  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as required.

(c)                                  Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not and will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified.  [Except for the free writing prospectuses, if any, identified in Schedule B, and electronic Road Shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior written consent, prepare, use or refer to, any free writing prospectus.]  Each Road Show, when considered together with the Time of Sale Prospectus, as of the Applicable Time, the First Closing Date and each Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the Registration Statement and the ADS Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)).

(d)                                 Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Section 5(d) Written Communication or Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)                                  Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Section 5(d) Written Communication or Section 5(d) Oral Communication and (ii) has not authorized anyone other than the Representatives to engage in such Permitted Section 5(d) Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in conveying Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications.  The Company has not distributed or approved for distribution any Section 5(d) Written Communications.  Any individual Permitted Section 5(d) Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the First Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed publicly on EDGAR at least 15 calendar days prior to any Road Show, any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered ADSs.

(f)                                   Distribution of Offering Material By the Company.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered ADSs and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, and the free writing prospectuses, if any, identified on Schedule B hereto and any Permitted Section 5(d) Communications.

(g)                                  Financial Information.  The consolidated financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus,  together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) and Affiliated Entities (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with IFRS (as defined below) in all material respects, applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and the free writing prospectuses, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary—Our summary consolidated financial data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited and/or unaudited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)                                 Conformity with EDGAR Filing.  The Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs pursuant to this Agreement will be substantially identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i)                                     Organization.  The Company and each of its subsidiaries (as defined in Rule 405 under the Securities Act) (the “Subsidiaries”) are duly organized, validly existing as a corporation, company, partnership or limited liability company, as applicable, and in good standing under the Laws (as defined below) of their respective jurisdictions of organization.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of the Subsidiaries are duly licensed or qualified for transaction of business and in good standing under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on or affect the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company, the Subsidiaries and the Affiliated Entities (as defined below) taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”). The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The [•] amended and restated memorandum and articles of association of the Company adopted on [•], filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately following closing on the First Closing Date, will be in full force and effect.

(j)                                    Affiliated Entities. Each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (the “Affiliated Entities”) have been identified on Schedule E hereto. Each of the Affiliated Entities is duly organized, validly existing as a corporation, partnership or limited liability company, as applicable, and in good standing under the Laws of their respective jurisdictions of organization. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Affiliated Entities is duly licensed or qualified for transaction of business and in good standing under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the equity interests in each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned as described in the Time of Sale Prospectus, and, with respect to those equity interests controlled or held by the Company, are free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. None of the outstanding share capital or equity interest in any Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Affiliated Entity. All of the constitutive or organizational documents of each of the subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(k)                                 Subsidiaries.  [Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, no Subsidiary or Affiliated Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s or Affiliated Entity’s capital stock, from repaying to the Company any loans or advances to such Subsidiary or Affiliated Entity from the Company or from transferring any of such Subsidiary’s or Affiliated Entity’s property or assets to the Company or any other Subsidiary or Affiliated Entity of the Company.]

(l)                                     No Violation or Default.  None of the Company nor any of the Subsidiaries or Affiliated Entities is (i) in violation of its charter or by-laws or similar organizational documents; (ii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or Affiliated Entities is a party or by which the Company or any of the Subsidiaries or Affiliated Entities is bound or to which any of the property or assets of the Company or any of the Subsidiaries or Affiliated Entities is subject; or (iii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in violation of any Law of any Governmental Authority (as defined below), except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of the Subsidiaries or Affiliated Entities is a party is in default in any respect thereunder.

(m)                             No Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the free writing prospectuses, if any, there has not been (i) any Material Adverse Effect or the occurrence of any development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries and the Affiliated Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary or Affiliated Entity, which is material to the Company and the Subsidiaries and Affiliated Entities taken as a whole, (iv) any material change in the capital stock, shares or outstanding long-term indebtedness of the Company or any of the Subsidiaries or Affiliated Entities or (v) any dividend or distribution of any kind declared, paid or made on the capital stock or shares of the Company or any Subsidiary or Affiliated Entity.

(n)                                 Capitalization.  The issued Ordinary Shares of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights, except as will be duly waived, satisfied or terminated prior to the First Closing Date.  The Company has an authorized and issued capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of Ordinary Shares due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Ordinary Shares on the date hereof) and such authorized Ordinary Shares conform to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the Ordinary Shares in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Ordinary Shares or other securities.

(o)                                 Corporate Structure Contracts. The description of the corporate structure of the Company and the various contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Our History and Corporate Structure” and “Related Party Transactions” and filed as Exhibits [10.7] through [10.54] and Exhibit 21.1 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with the Subsidiaries and the Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(p)                                 Due Authorization of Corporate Structure Contracts. Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Authority is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor any of the Corporate Structure Contracts violates, breaches, contravenes or otherwise conflicts with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries or the Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(q)                                 No Breach. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries or the Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries or the Affiliated Entities, (ii) any statute, rule, regulation or order of any Governmental Authority, having jurisdiction over the Company or any of the subsidiaries or the Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or any of the Affiliated Entities is a party or by which the Company or any of the Subsidiaries or the Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries or the Affiliated Entities is subject. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(r)                                    Power over Affiliated Entities. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(s)                                   Authorization; Enforceability.  The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and that the indemnification provisions may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(t)                                    Deposit Agreement. The Company has full legal right, power and authority to enter into the Deposit Agreement. The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to the fact that the indemnification provisions may be limited by federal or state securities Laws or public policy considerations in respect thereof, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(u)                                 Authorization of Ordinary Shares.  The Ordinary Shares represented by the ADSs to be sold in accordance with the terms of this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Ordinary Shares represented by the Offered ADSs, when issued, will conform to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v)                                 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement and the Deposit Agreement, the issuance and sale by the Company of the Offered ADSs, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or may be required under applicable state securities Laws or Laws of the Financial Industry Regulatory Authority Inc. (“FINRA”) or The Nasdaq Global Market in connection with the sale of the Offered ADSs.

(w)                               No Preferential Rights.  (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Ordinary Shares or shares of any other capital stock or other securities of the Company (except as disclosed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus), (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Ordinary Shares or shares of any other capital stock or other securities of the Company, (iii)  no Person has the right to act as an underwriter or financial advisor to the Company in connection with the offer and sale of the Ordinary Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act the offer and sale of any Ordinary Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered ADSs as contemplated thereby or otherwise.

(x)                                 Independent Public Accounting Firm.  PricewaterhouseCoopers Zhong Tian LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).  To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(y)                                 Enforceability of Agreements.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all agreements between the Company and third parties referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and/or by general equitable principles and other similar laws and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(z)                                  No Litigation.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary or Affiliated Entity is a party or to which any property of the Company or any of the Subsidiaries or Affiliated Entities is the subject that would have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(aa)                          Consents and Permits.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries and Affiliated Entities have made all filings, applications and submissions required by, and possess and are operating in compliance with all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate national, provincial, local or foreign Governmental Authority necessary for the ownership or lease of their respective properties or to conduct their businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or file would not have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries and Affiliated Entities are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity would not have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of the Subsidiaries or Affiliated Entities has received any notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each Subsidiary and Affiliated Entity possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary or Affiliated Entity has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb)                          Intellectual Property.  The Company and the Subsidiaries and Affiliated Entities own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not have, individually or in the aggregate, a Material Adverse Effect.  (i) There are no rights of third parties to any such Intellectual Property owned by the Company and the Subsidiaries and Affiliated Entities that would have, individually or in the aggregate, a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of Company and the Subsidiaries and Affiliated Entities in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries or Affiliated Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; and (vi) the Company and the Subsidiaries and Affiliated Entities have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary or Affiliated Entity, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vi) above, for any such restrictions pursuant to third party rights, infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not have, individually or in the aggregate, a Material Adverse Effect.

(cc)                            No Material Defaults.  Neither the Company nor any of the Subsidiaries or Affiliated Entities has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, and neither the Company nor any of the Subsidiaries or Affiliated Entities has failed to pay any dividend or sinking fund installment on preferred stock, which defaults or failures would have, individually or in the aggregate, a Material Adverse Effect.

(dd)                          Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical accounting policies and significant judgments and estimates” in the Time of Sale Prospectus accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

(ee)                            Statements. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary”, “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(ff)                              Selling activities. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg)                            Certain Market Activities.  Neither the Company nor any of the Subsidiaries or Affiliated Entities has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered ADSs or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(hh)                          Broker/Dealer Relationships.  Neither the Company nor any of the Subsidiaries or Affiliated Entities is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act.

(ii)                                  No Reliance.  The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered ADSs.

(jj)                                Taxes.  The Company and each of the Subsidiaries and Affiliated Entities have filed all national, provincial, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have, individually or in the aggregate, a Material Adverse Effect.  Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of the Subsidiaries or Affiliated Entities which has had, or would have, individually or in the aggregate, a Material Adverse Effect.  The Company has no knowledge of any national, provincial, local or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have, individually or in the aggregate, a Material Adverse Effect.

(kk)                          Title to Real and Personal Property.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries and Affiliated Entities have good and marketable title (in fee simple in the case of real property in applicable jurisdictions and valid land use rights and building ownership certificates in the case of real property in the PRC) and good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by them that are material to the business of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Affiliated Entities or (ii) would not have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being leased by the Company or any of the Subsidiaries or Affiliated Entities is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries and Affiliated Entities or (B) would not have, individually or in the aggregate, a Material Adverse Effect.  Each of the properties of the Company and the Subsidiaries and Affiliated Entities complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties) except for such failures to comply that would not have, individually or in the aggregate, a Material Adverse Effect.  None of the Company or the Subsidiaries or Affiliated Entities has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and the Subsidiaries and Affiliated Entities, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not have, individually or in the aggregate, a Material Adverse Effect.

(ll)                                  Environmental Laws.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, provincial, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not have, individually or in the aggregate, a Material Adverse Effect.

(mm)                  Environmental Costs and Liabilities.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have, individually or in the aggregate, a Material Adverse Effect.

(nn)                          Disclosure Controls.  The Company and the Subsidiaries and Affiliated Entities maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements of the Company included in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of the Subsidiaries and Affiliated Entities is made known to the certifying officers by others within those entities.  Since the date of the latest audited financial statements of the Company included in the Time of Sale Prospectus, there have been no material changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that would significantly affect the Company’s internal controls.

(oo)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(pp)                          Brokers.  Neither the Company nor any of the Subsidiaries or Affiliated Entities has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(qq)                          Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries or Affiliated Entities exists or, to the knowledge of the Company, is threatened which would have, individually or in the aggregate, a Material Adverse Effect.

(rr)                                Investment Company Act.  Neither the Company nor any of the Subsidiaries or Affiliated Entities is, or will be, either after receipt of payment for the Offered ADSs or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ss)                              Operations.  The operations of the Company and the Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering Laws of all jurisdictions to which the Company or the Subsidiaries or Affiliated Entities are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of the Subsidiaries or Affiliated Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt)                                Off-Balance Sheet Arrangements.  There are no transactions, arrangements or other relationships between and/or among the Company, on the one hand, and/or any of its affiliates and any unconsolidated entity, on the other hand, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(uu)                          Forward-Looking Statements.  Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement contained in the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(vv)                          Margin Rules.  Neither the issuance, sale and delivery of the Offered ADSs nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)                      Insurance.  The Company and each of the Subsidiaries and Affiliated Entities carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries and Affiliated Entities reasonably believe are adequate for the conduct of their business and the maintenance of their properties and as is customary for companies engaged in similar businesses in similar industries, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(xx)                          No Improper Practices.  (i) Neither the Company nor any of the Subsidiaries or Affiliated Entities, nor any director or officer of the Company or any Subsidiary or Affiliated Entity nor, to the Company’s knowledge, any employee or agent, affiliate or other person acting on behalf of the Company or any Subsidiary or Affiliated Entity has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, national, provincial or foreign office or other person charged with similar public or quasi-public duty (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official) in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or Affiliated Entity or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary or Affiliated Entity, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or Affiliated Entity or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary or Affiliated Entity, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary or Affiliated Entity to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, ADSs to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary or Affiliated Entity to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or Affiliated Entity or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or Affiliated Entity or any of their respective products or services; and (vi) neither the Company nor any Subsidiary or Affiliated Entity nor any director, officer or employee of the Company or any Subsidiary or Affiliated Entity nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary or Affiliated Entity has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any Subsidiary or Affiliated Entity or received or retained any funds in violation of any Anti-Corruption Laws.

(yy)                          No Conflicts.  Neither the execution of this Agreement or the Deposit Agreement, nor the issuance, offering or sale of the Offered ADSs as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in (x) any violation of the provisions of the memorandum and articles of association of the Company, or (y) any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company, except (i) such conflicts, breaches, defaults, or violations as may have been waived and (ii) such conflicts, breaches, defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

(zz)                            Sanctions.

(i)                                     The Company represents that neither the Company nor any of the Subsidiaries or Affiliated Entities, nor (a) any director or officer of the Company or any of the Subsidiaries or Affiliated Entities, nor (b) to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of the Subsidiaries or Affiliated Entities, is a government, individual or entity (in this paragraph (zz), “Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(ii)                                  The Company represents that, for the past five years, it has not engaged in, and it is not now engaging in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(aaa)                   Compliance with Laws.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of the Subsidiaries and Affiliated Entities are in compliance with all applicable Laws (including all environmental Laws) in the jurisdictions in which they carry on business, except such non-compliance as would not have resulted in, individually or in the aggregate, a Material Adverse Effect; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, and is not aware of any pending change or contemplated change to any applicable Law or governmental positions.

(bbb)                   Statistical and Market-Related Data.  All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ccc)                      Stock Exchange Listing.  The Ordinary Shares and the Offered ADSs are registered pursuant to Section 12(b) of the Exchange Act and the Offered ADSs have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(ddd)                   Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or Affiliated Entities or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(eee)                      FINRA Matters.  There are no affiliations between any member of FINRA, on the one hand, and any of the Company’s officers, directors or any five-percent or greater shareholders of the Company, on the other hand, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or otherwise disclosed in writing.

(fff)                         Parties to Lock-Up Agreements.  The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from the holders of certain of the Company’s issued shares and each of the persons listed on Exhibit B.  Such Exhibit B lists under an appropriate caption the directors and officers of the Company.  If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Underwriters a Lock-up Agreement.

(ggg)                      FINCEN Beneficial Ownership Certification. As required by the Financial Crimes Enforcement Network  within the U.S. Department of the Treasury, the Company has delivered to the Representatives, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representatives may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(hhh)                   No Rights to Purchase Preferred Shares.  The issuance and sale of the Offered ADSs as contemplated hereby will not cause any holder of any shares, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any preferred shares of the Company.

(iii)                               No Contract Terminations.  Neither the Company nor any of the Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any material contract or agreement to which the Company or any of its Subsidiaries or Affiliated Entities is a party, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or Affiliated Entities or, to the Company’s knowledge, any other party to any such material contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(jjj)                            Dividend Restrictions.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of the Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of the Subsidiaries or Affiliated Entities (1) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Authority.

(kkk)                   M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Offered ADSs as contemplated in this Agreement or the listing and trading of the Offered ADSs on the Nasdaq Global Market were deemed not to be in compliance with the PRC Mergers and Acquisitions Rules.

(lll)                               No Adverse Effect from M&A Rules. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Offered ADSs and the Ordinary Shares represented thereby, the listing and trading of the Offered ADSs on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be at the First Closing Date or any Option Closing Date adversely affected by the M&A Rules.

(mmm)       PRC Overseas Investment and Listing Regulations. Each of the Company and the Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer, employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(nnn)                   SAFE Rules and Regulations. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and prior holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ooo)                   Stamp and Other Taxes. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except for any withholding, capital gains or income tax imposed by any jurisdiction in which an Underwriter is tax resident or has a fixed or permanent establishment, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of the Subsidiaries in the Cayman Islands or the PRC, or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Offered ADSs, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Offered ADSs by the Company against the issuance of ADRs evidencing the Offered ADSs, (iv) the sale and delivery of the Offered ADSs to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered ADSs by the Underwriters in the manner contemplated herein (collectively, “Stamp Taxes”); except that stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the PRC.

(ppp)                   PFIC. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its ADSs, including current and anticipated valuation of its assets, the Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year.

(qqq)                   Qualification. It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of ADSs to enforce their respective rights under the Deposit Agreement, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of ADSs or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(rrr)                            Enforcement. Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs and as registered holder of Ordinary Shares in a direct suit, action or proceeding against the Company.

(sss)                         No Filing Necessary. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(ttt)                            Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(uuu)                   Enforceability of Civil Liabilities. Except as described under the section “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(vvv)                   Immunity. Neither the Company nor any of the Subsidiaries or Affiliated Entities nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands or the PRC. The irrevocable and unconditional waiver and agreement of the Company contained in Section 21 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and the PRC.

(www)             Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be recognized and given effect in any action brought before a court of competent jurisdiction in the Cayman Islands and will be honored by the courts of the PRC, except, with respect to the Cayman Islands, for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands and, with respect to the PRC, subject to the requirements and public policy considerations as stipulated under applicable PRC laws. The Company has the power to submit, and pursuant to Section 21 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 21), and has the power to designate, appoint and empower, and pursuant to Section 21, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(xxx)                   Proceedings. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(yyy)                   Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(zzz)                      Cyber Security.  (i) Except as may be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices; except as would not, in the case of clause (ii) and (iii) hereof, individually or in the aggregate, result in a Material Adverse Effect.

Any certificate signed by any officer of the Company or any of the Subsidiaries or Affiliated Entities and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered ADSs shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.                                      Purchase, Sale and Delivery of the Offered ADSs.

(a)                                 The Firm ADSs. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [•] Firm ADSs. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm ADSs set forth opposite their names on Schedule A. The purchase price per Firm ADS to be paid by the several Underwriters to the Company shall be $[•] per ADS.

(b)                                 The First Closing Date. Settlement of the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (or such other place as may be agreed to by the Company and the Representatives) at [•] a.m. Eastern time, on [•], 2019, or such other time and date not later than [•] p.m. Eastern time, on [•], 2019 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)                                  The Option ADSs; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [•] Option ADSs from the Company at the purchase price per share to be paid by the Underwriters for the Firm ADSs. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option ADSs as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Option ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm ADSs and such Option ADSs). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives, and shall not be earlier than three or later than five full Business Days after delivery of such notice of exercise. If any Option ADSs are to be purchased, (A) each Underwriter agrees, severally and not jointly, to purchase the number of Option ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option ADSs to be purchased as the number of Firm ADSs set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm ADSs and (B) the Company agrees to sell the number of Option ADSs set forth in the paragraph “Introductory” of this Agreement (subject to such adjustments to eliminate fractional shares as the Representatives may determine).  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)                                 Public Offering of the Offered ADSs.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered ADSs as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)                                  Payment for the Offered ADSs. (i) Payment for the Offered ADSs shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. (ii) It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Option ADSs the Underwriters have agreed to purchase.  The Representatives, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered ADSs to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)                                   Delivery of the Offered ADSs.  The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Firm ADSs at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered through the facilities of The Depositary Trust Company unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters, the Option ADSs the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered ADSs may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs.  The certificates, if any, for the Offered ADSs shall be registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the Business Day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3.                                      Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)                                 Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) as the Representatives may reasonably request and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and shall furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of the Offered ADSs, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)                                 Representatives’ Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent.  Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of the Offered ADSs (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus so that the statements in such free writing prospectus as so amended or supplemented will not conflict with information contained in the Registration Statement and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d)                                 Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)                                  Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 3(b) and Section 3(c)) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

(f)                                   Certain Notifications and Required Actions.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing of:  (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Exchange Act Registration Statement, the ADS Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)                                  Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable Law, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable Law.  Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)                                 Blue Sky Compliance.  The Company shall use its reasonable best efforts to cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws (or other foreign Laws) of those jurisdictions designated by the Representatives, shall comply with such Laws and shall use its reasonable best efforts to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered ADSs.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                                     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered ADSs sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                                    Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(k)                                 Earnings Statement.  The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)                                     Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered ADSs as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act.

(m)                             Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Offered ADSs on the Nasdaq Global Market.

(n)                                 Company to Provide an Electronic Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Representatives, an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered ADSs.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered ADSs; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)                                 Agreement Not to Offer or Sell Additional Shares.   During the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly:  (i) sell, offer to sell, contract to sell or lend any ADSs, Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any ADSs, Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of any ADSs, Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any ADSs, Ordinary Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any ADSs, Ordinary Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered ADSs); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) sell the Offered ADSs, (B) issue ADSs or Ordinary Shares or options to purchase ADSs or Ordinary Shares, or issue ADSs or Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such ADSs or Ordinary Shares, as applicable, or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such ADSs or Ordinary Shares, as applicable, or options during the Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), [(C) file any registration statement on Form S-8 or a successor form thereto relating to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (D) enter into an arrangement with respect to Ordinary Shares, ADSs or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, but only if (x) the aggregate number of Ordinary Shares or ADSs issued pursuant to this clause (D) shall not exceed five percent [(5%)] of the total number of issued Ordinary Shares (in the case of ADSs, this limit relates to the number of Ordinary Shares represented by the ADSs) immediately following the issuance and sale of the Offered ADSs pursuant hereto and (y) the holders of such ADSs or Ordinary Shares, as applicable, or other securities agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such ADSs or Ordinary Shares, as applicable, or other securities during the Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in their sole discretion).] For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ADSs or Ordinary Shares.

(p)                                 Future Reports to the Representatives.  During the period of five years hereafter, the Company will furnish to the Representatives, c/o Cantor Fitzgerald & Co., at 499 Park Avenue, New York, New York 10022, Attention: Equity Capital Markets, with copies to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel, c/o Haitong International Securities Company Limited, at 22/F, Li Po Chun Chambers, 189 Des Voeux Road, Central, Hong Kong, Attention: Equity Capital Markets, and c/o Prime Number Capital, LLC, at 14 Myrtle Drive, Great Neck, NY 11021, Attention: Xiaoyan Jiang: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made publicly available to holders of its ADSs; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)                                 Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company or any of the Subsidiaries or Affiliated Entities to register as an investment company under the Investment Company Act.

(r)                                    No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the ADSs or any reference security with respect to the ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and the Company will, and will cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)                                   Enforce Lock-up Agreements.  The Company will direct its transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by “lock-up” agreements for the duration of the periods contemplated in such agreements, including “lock-up” agreements entered into by the Company’s officers, directors and stockholders pursuant to Section 6(d).

(t)                                    Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus, provided that such requirement shall be deemed satisfied if the Company has furnished or filed such unaudited interim financial statements on a Report of Foreign Private Issuer on Form 6-K or other report filed by the Company with the Commission.

(u)                                 Amendments and Supplements to Permitted Section 5(d) Communications.  If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such  untrue statement or omission.

(v)                                 Announcement Regarding Lock-ups.  The Company agrees to announce the Representatives’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-up Agreement of which the Company has been notified at least two business days prior to the effective date of such release, by issuing, through a major news service, a press release, in the form set forth in Exhibit C hereto, promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-up Agreement in the form set forth as Exhibit A hereto.

(w)                               Sanctions.

(i)                                     The Company and each of the Subsidiaries and Affiliated Entities covenants that it will not, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ii)                                  The Company will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is the subject of Sanctions or is a Sanctioned Country.

(x)                                 Conversion of Ordinary Shares. The Company will not facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives during the Lock-Up Period.  The Company will maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 6(d) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(y)                                 Compliance with Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in The Depositary Trust Company pursuant to this Agreement on the First Closing Date and each applicable Option Closing Date, as the case may be.

(z)                                  PRC Overseas Investment and Listing Regulations. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(aa)                          Sums Payable by the Company. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, provided, however, that no such additional amounts shall be paid by the Company in respect of any tax imposed on the net income of the Underwriters or as a result of any connection between the Underwriters and the jurisdiction imposing such tax other than as a result of the transaction contemplated in this Agreement.

(bb)                          Sums Payable to an Underwriter. All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4.                                      Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Offered ADSs (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all Stamp Taxes (and any interest or penalties with respect thereto) (and shall indemnify the Underwriters from and against any such amounts paid by the Underwriters); (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors (not including the fees and expenses of the Underwriters except as otherwise set forth in this Agreement); (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, properly documented attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky Laws or the provincial securities Laws of Canada, and, if reasonably requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered ADSs, including any related filing fees and the properly documented legal fees of, and disbursements by, counsel to the Underwriters [(not to exceed US$[•])]; (viii) the costs and expenses of the Company relating to investor presentations on any “road show,” any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered ADSs, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives, employees and officers of the Company and any such consultants; (ix) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all fees and expenses associated with listing the Offered ADSs on Nasdaq; and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Any such amount payable to the Underwriters may be deducted from the purchase price for the Offered ADSs. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

5.                                      Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6.                                      Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered ADSs as provided herein on the First Closing Date and, with respect to the Option ADSs, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option ADSs, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Comfort Letter.  On the date hereof, the Representatives shall receive from PricewaterhouseCoopers Zhong Tian LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)                                 Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For a period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option ADSs purchased after the First Closing Date, each Option Closing Date:

(i)                                     The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii)                                  No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)                               FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                                  No Material Adverse Effect. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option ADSs purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representatives there shall not have occurred any material adverse change in the authorized shares of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect.

(d)                                 Lock-up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each director and officer of the Company (as defined in Rule 16a-1(f) under the Exchange Act), and holders of certain of the Company’s issued shares and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(e)                                  Opinion of U.S. Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of O’Melveny & Myers LLP, U.S. counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(f)                                   Opinion of Cayman Islands and British Virgin Islands Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Conyers Dill & Pearman, Cayman Islands and British Virgin Islands counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(g)                                  Opinion of PRC Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Han Kun Law Offices, PRC counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(h)                                 Opinion of Hong Kong Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of O’Melveny & Myers, Hong Kong counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(i)                                     Opinion of Singapore Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of WongPartnership LLP, Singapore counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(j)                                    Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Latham & Watkins LLP, U.S. counsel for the Underwriters in connection with the offer and sale of the Offered ADSs, dated as of such date, in form and substance satisfactory to the Representatives.

(k)                                 Opinion of PRC Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of King & Wood Mallesons, PRC counsel for the Underwriters, dated as of such date, in form and substance satisfactory to the Representatives.

(l)                                     Opinion of counsel for the Depositary. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Proskauer Rose LLP, counsel for the Depositary, dated as of such date, in form and substance satisfactory to the Representatives.

(m)                             Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)                                     for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)                               the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(n)                                 Chief Financial Officer’s Certificate. On the date hereof and each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in the form attached as Exhibit D hereto.

(o)                                 Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from PricewaterhouseCoopers Zhong Tian LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Registration Statement, the Time of Sale Prospectus, Prospectus, and each free writing prospectus, if any.

(p)                                 Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(q)                                 Nasdaq. The Offered ADSs shall have been approved for listing on Nasdaq, subject only to receipt of official notice of issuance.

(r)                                    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept Ordinary Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs or take any measures to establish any additional ADS facility for any other securities relating to the Company unless the Company has consented to such deposit.

(s)                                   Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t)                                    Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered ADSs as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Option ADSs, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

7.                                      Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered ADSs on the First Closing Date is not consummated because of, any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (except, in the case of termination pursuant to Section 11, not with respect to any Underwriter who is a defaulting Underwriter pursuant to Section 11), severally, upon demand, for all out-of-pocket and properly documented expenses that shall have been reasonably incurred by such Representatives and Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8.                                      Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Indemnification.

(a)                                 Indemnification of the Underwriters. [(x)]  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), ADS Registration Statement (or any amendment thereof) or Exchange Act Registration Statement (or any amendment thereof), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

[(y)                             In connection with the offer and sale of the Directed ADSs, the Company agrees to indemnify and hold harmless each Underwriter, and their affiliates, and each of their respective controlling persons, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where the Directed ADSs have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company for distribution to purchasers of the Directed ADSs in connection with the offering of such Directed ADSs or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any prospective purchaser of the Directed ADSs to pay for and accept delivery of such Directed ADSs which have been orally confirmed for purchase by [9:00 A.M.] (New York City time) on the first business day after the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Directed ADSs; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information (as defined below). This indemnity agreement will be in addition to any liability that the Company may otherwise have.]

(b)                                 Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein.  The Company hereby acknowledges that the only such information furnished by any Underwriter to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) consists of the name of such Underwriter (the “Underwriter Information”).

(c)                                  Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)[(x)](ii) [(including with respect to a settlement relating to the Directed ADSs)] effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10.                               Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered ADSs (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters (before deducting expenses) from the sale of Offered ADSs on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for the purpose of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c).  Notwithstanding the foregoing provisions of Section 9 and this Section 10, the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought.  Except for a settlement entered into pursuant to the last sentence of Section 9(c), no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c).

11.                               Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.                               Termination of this Agreement. Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, London, PRC, Hong Kong or other relevant authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, PRC or international financial markets, or any substantial change or development involving a prospective substantial change in the general political, financial or economic conditions in the United States, in the PRC or internationally, as in the sole judgment of the Representatives is material and adverse and makes it impracticable to market the Offered ADSs in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the sole judgment of the Representatives there shall have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and the Subsidiaries and Affiliated Entities considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (A) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (B) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

13.                               No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.                               Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, affiliates, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered ADSs sold hereunder and any termination of this Agreement.

15.                               Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Cantor Fitzgerald & Co.
499 Park Avenue New York, NY 10022 Facsimile: (212) 829-4708 Attention: General Counsel

Haitong International Securities Company Limited 22/F, Li Po Chun Chambers 189 Des Voeux Road Central, Hong Kong Facsimile: +852 2973 6741 Attention: Equity Capital Markets

Prime Number Capital, LLC 14 Myrtle Drive Great Neck, NY 11021 Facsimile: +1 (347) 329-1575 Attention: Xiaoyan Jiang

If to the Company:	Aesthetic Medical International Holdings Group Limited

Nanshan Road 1122 Nanshan District Shenzhen, China Attn: Pengwu Zhou Phone: Email:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

16.                               Electronic Notice. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 16 if sent to the electronic mail address specified by the receiving party under separate cover.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

17.                               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 11.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that each of the Representatives may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

18.                               Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.                               Entire Agreement; Amendment; Severability; Waiver.  This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representatives.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

20.                               Governing Law and Time; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to the principles of conflicts of laws. Specified times of day refer to New York city time.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

21.                               Consent to Jurisdiction; Appointment of Agents for Service. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan (the “specified courts”), for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.   The Company hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 801 2nd Avenue, Suite 403, New York, NY 10017, United States as its agent for service of process in any such suit, action or proceeding and agrees that service of process in any such suit, action or proceeding arising out of or relating to this Agreement may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

22.                               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

24.                               Construction.

(a)                                 The section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b)                                 words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)                                  the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)                                 wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e)                                  references herein to any gender shall include each other gender;

(f)                                   references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(g)                                  if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h)                                 “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which such officers and directors would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter;

(i)                                     “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(j)                                    “Law” means any and all laws, including all federal, state, local, municipal, national, provincial or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(k)                                 “Business Day” means any day on which the Nasdaq and commercial banks in the City of New York are open for business.

25.                               General Provisions.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

AESTHETIC MEDICAL INTERNATIONAL HOLDINGS GROUP LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

HAITONG INTERNATIONAL SECURITIES COMPANY LIMITED

By:
Name:
Title:

PRIME NUMBER CAPITAL, LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule A to this Agreement.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

Underwriters	Number of Firm ADSs to be Purchased
Cantor Fitzgerald & Co.	[•]
Haitong International Securities Company Limited	[•]
Prime Number Capital, LLC	[•]
Maxim Group LLC	[•]
Zinvest Global Limited	[•]
Tiger Brokers (NZ) Limited	[•]
Valuable Capital Limited	[•]
Total	[•]

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

SCHEDULE C

Pricing Information

SCHEDULE D

Permitted Section 5(d) Communications

SCHEDULE E

Affiliated Entities

Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd.

Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd.

Chongqing Pengai Aesthetic Medical Hospital Co., Ltd.

Changsha Pengai Aesthetic Medical Hospital Co., Ltd.

Shanghai Pengai Aesthetic Medical Clinic Co., Ltd.

Shenzhen Pengai Xiuqi Aesthetic Medical Hospital

Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.

Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.

EXHIBIT A

Form of Lock-up Agreement

EXHIBIT B

Parties to Lock-up Agreement

EXHIBIT C

Form of Lock-up Release Announcement

EXHIBIT D

Form of Chief Financial Officer Certificate